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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
DUSA PHARMACEUTICALS, INC.
a New Jersey Corporation
at
$8.00 Net Per Share
Pursuant to the Offer to Purchase dated November 21, 2012
by
CARACO ACQUISITION CORPORATION
a wholly owned subsidiary of
CARACO PHARMACEUTICAL LABORATORIES, LTD.
(a subsidiary of Sun Pharmaceutical Industries Limited)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 19, 2012 (AT THE END OF THE DAY), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 21, 2012

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 21, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and which, together with the Offer to Purchase, constitutes the "Offer") in connection with the offer by Caraco Acquisition Corporation, a New Jersey corporation (the "Purchaser") and a wholly owned subsidiary of Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation ("CPL") and subsidiary of Sun Pharmaceutical Industries Limited, an Indian corporation ("Sun Pharma"), to purchase all outstanding shares of common stock, no par value per share ("Shares"), of DUSA Pharmaceuticals, Inc., a New Jersey corporation ("DUSA") at a purchase price of $8.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms of and subject to the conditions to the Offer. CPL is wholly owned by Sun Pharma Global, Inc., a corporation organized under the laws of the British Virgin Islands ("Sun Global"), and Sun Pharma. Sun Global is wholly owned by Sun Pharma. Dilip S. Shanghvi is the controlling shareholder of Sun Pharma.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal.

        Please note carefully the following:

        1.     The offer price for the Offer is $8.00 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 8, 2012 (together with any amendments or supplements thereto, the "Merger Agreement"),

among Sun Pharma, the Purchaser and DUSA, pursuant to which, following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into DUSA (the "Merger"), with DUSA continuing as the surviving corporation in the Merger and a wholly owned direct subsidiary of CPL.

        4.     On November 16, 2012, Sun Pharma assigned the Merger Agreement and all of its rights and obligations therein to CPL. Pursuant to the terms of the Merger Agreement, notwithstanding the assignment, Sun Pharma remains liable and obligated under the Merger Agreement.

        5.     After careful consideration, DUSA's board of directors, among other things, has by unanimous vote (i) approved the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Offer and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth therein, are fair to and in the best interests of the shareholders of DUSA (other than CPL, Sun Pharma and their affiliates) and (iii) recommended that the shareholders of DUSA accept the Offer, tender their Shares to the Purchaser pursuant to the Offer and, if necessary, vote in favor of the Merger and the Merger Agreement.

        6.     The Offer and withdrawal rights will expire at Midnight, New York City time, on December 19, 2012 (at the end of the day), unless the Offer is extended by the Purchaser or earlier terminated.

        7.     The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date (as defined in the Offer to Purchase).

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
DUSA PHARMACEUTICALS, INC.
a New Jersey Corporation
at
$8.00 Net Per Share
Pursuant to the Offer to Purchase dated November 21, 2012
by
CARACO ACQUISITION CORPORATION
a wholly owned subsidiary of
CARACO PHARMACEUTICAL LABORATORIES, LTD.
(a subsidiary of Sun Pharmaceutical Industries Limited)

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 21, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and which, together with the Offer to Purchase, constitutes the "Offer"), in connection with the offer by Caraco Acquisition Corporation, a New Jersey corporation (the "Purchaser") and a wholly owned Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation ("CPL") and subsidiary of Sun Pharmaceutical Industries Limited, an Indian corporation ("Sun Pharma"), to purchase all outstanding shares of common stock, no par value per share (the "Shares"), of DUSA Pharmaceuticals, Inc., a New Jersey corporation ("DUSA"), at a purchase price of $8.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms of and subject to the conditions to the Offer. CPL is wholly owned by Sun Pharma Global, Inc., a corporation organized under the laws of the British Virgin Islands ("Sun Global") and Sun Pharma. Sun Global is wholly owned by Sun Pharma. Dilip S. Shanghvi is the controlling shareholder of Sun Pharma.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned's behalf will be determined by the Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

        The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:	, 2012

(Signature(s))
(Please Print Name(s))

Address:
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security Number

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  Exhibit (a)(1)(E)